EMPLOYMENT AGREEMENT

This Employment Agreement (the "AGREEMENT") is made and entered into on 1st April 2024 by and between LEUNG Tak Shun (of Hong Kong Identity Card No.: V066004(3)) (the "OFFICER") and Trendic International Limited, a company incorporated in Hong Kong (Business Registration No. 65986140) (the "COMPANY").

WHEREAS, the Officer has been the Chief Financial Officer of the Company since the effectiveness of the listing of the Company in the United States (the "EFFECTIVE DATE").

WHEREAS, the Company and the Officer desire to enter into this Agreement to memorialize the terms and conditions of the Officer's employment with the Company starting on the date hereof.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I. **Employment; Responsibilities; Compensation**

Section 1.01 Employment. Subject to ARTICLE 3, the Company hereby agrees to employ Officer and Officer hereby agrees to be employed by the Company, in accordance with this Agreement, for the period commencing as of the Effective Date and shall be for the ensuing year ("INITIAL TERM"). The Initial Term shall automatically be extended every subsequent year unless either party gives written notice to the other party 1 month prior to expiration of the Initial Term that it or he, as applicable, does not wish to extend this Agreement or the equivalent salary in lieu of such notice. Officer's continued employment after the expiration of the Initial Term shall be in accordance with and governed by this Agreement, unless modified by the parties to this Agreement in writing. For purposes of this Agreement the Initial Term and any extended term shall be referred to as the "TERM".

Section 1.02 Responsibilities; Loyalty

(a) Subject to the terms of this Agreement, Officer is employed in the position of Chief Financial Officer and of the Company, and shall perform the functions and responsibilities of that position. Additional or different duties may be assigned by the Company from time to time. Officer's position, job descriptions, duties and responsibilities maybe modified from time to time in the sole discretion of the Company.

(b) Officer shall work as part-time. Officer agrees to comply with all policies of the Company, if any, in effect from time to time, and to comply with all laws, rules and regulations, including those applicable to the Company.

Section 1.03 Compensation. The Company will pay Employee an annual base salary at a rate of HK$600,000 (the "Base Salary"), payable in accordance with the Company's regular payroll policy for salaried employees. If the Employment Period is terminated "For Cause" pursuant to Article III hereof or is otherwise shorter than a full month, then the Base Salary for any partial month will be prorated and paid through the date of termination based on the number of days elapsed in such month during which services were actually performed by Employee, and the Company shall have no further obligation to pay the Employee's Base Salary following the date of termination. Notwithstanding anything herein to the contrary, the Company shall not be obligated to pay Employee the Base Salary during any period in which Employee has exhausted Employee's paid time off and is either (a) receiving short-term or long-term disability benefits under any policy or program maintained by the Company, (b) on family or medical leave, or (c) is unable to perform Employee's essential job duties by reason of a physical or Family mental incapacity or disability with or without a reasonable accommodation. **The Compensation shall also be subject to the approval of Company's Board of Directors and/or Compensation Committees.**

Section 1.04 Business Expenses. The Company shall reimburse Officer for all business expenses that are reasonable and necessary and incurred by Officer while performing his duties under this Agreement, upon presentation of expense statements, receipts and/or vouchers or such other information and documentation as the Company may reasonably require.

Article II. Confidential Information; Post-Employment Obligations; Company Property

Section 2.01 Company Property. As used in this Article II, the term the "Company" refers to the Company and each of its direct and indirect subsidiaries. All written materials, records, data and other documents relating to Company business, products or services prepared or possessed by Officer during Officer's employment by the Company are the Company's property. All information, ideas, concepts, improvements, discoveries and inventions that are conceived, made, developed or acquired by Officer individually or in conjunction with others during Officer's employment (whether during business hours and whether on Company's premises or otherwise) that relate to Company business, products or services are the Company's sole and exclusive property. All memoranda, notes, records, files, correspondence, drawings, manuals, models, specifications, computer programs, maps and all other documents, data or materials of any type embodying such information, ideas, concepts, improvements, discoveries and inventions are Company property. At the termination of Officer's employment with the Company for any reason, Officer shall return all of the Company's documents, data or other Company property to the Company.

Section 2.02 Confidential Information; Non-Disclosure.

(a) Officer acknowledges that the business of the Company is highly competitive and that the Company will provide Officer with access to Confidential Information. Officer acknowledges that this Confidential Information constitutes a valuable, special and unique asset used by the Company in its business to obtain a competitive advantage over competitors. Officer further acknowledges that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to the Company in maintaining its competitive position. Officer agrees that Officer will not, at any time during or after Officer's employment with the Company, make any unauthorized disclosure of any Confidential Information of the Company, or make any use thereof, except in the carrying out of Officer's employment responsibilities to the Company. Officer also agrees to preserve and protect the confidentiality of third-party Confidential Information to the same extent, and on the same basis, as the Company's Confidential Information.

(b) For purposes hereof, "CONFIDENTIAL INFORMATION" includes all non-public information regarding the Company's business operations and methods, existing and proposed investments and investment strategies, seismic, well-log and other geologic and oil and gas operating and exploratory data, financial performance, compensation arrangements and amounts (whether relating to the Company or to any of its employees), contractual relationships, business partners and relationships (including customers and suppliers), strategies, business plans and other confidential information that is used in the operation, technology and business dealings of the Company, regardless of the medium in which any of the foregoing information is contained, so long as such information is actually confidential and proprietary to the Company.

Section 2.03 Non-Competition Obligations.

(a) Officer acknowledges and agrees that as an employee and representative of the Company, Officer will be responsible for building and maintaining business relationships and goodwill with current and future operating partners, investors, partners and prospects on a personal level. Officer acknowledges and agrees that this responsibility creates a special relationship of trust and confidence between the Company, Officer and these persons or entities. Officer also acknowledges that this creates a high risk and opportunity for Officer to misappropriate these relationships and the goodwill existing between the Company and such persons. Officer acknowledges and agrees that it is fair and reasonable for the Company to take steps to protect itself from the risk of such misappropriation.

(b) Officer acknowledges and agrees that, in exchange for his agreement in SECTION 2.03(c) below, he will receive substantial, valuable consideration from the Company upon the execution of this Agreement and during the

course of this Agreement, including, (i) Confidential Information and access to Confidential Information, (ii) compensation and other benefits and (iii) access to the Company's prospects.

(c) During the Non-Compete Term and provided that the Company has made all severance payments provided for herein (to the extent applicable), Officer will not carry on business in competition with the Company during the term of agreement and for 12 months after the cessation of employment.

Article III. Termination of Employment

Section 3.01 Termination of Employment.

(a) Officer's employment with the Company shall be terminated (i) immediately upon the death of Officer without further action by the Company, (ii) upon Officer's Permanent Disability without further action by the Company, (iii) by the Company for Cause, (iv) by Officer without Good Reason, (v) by the Company without Cause or by Officer for Good Reason, including by the Company without Cause or by Officer for Good Reason within 12 months following a Change of Control, provided that, in the case of clause (v), the terminating party must give at least 30 days' advance written notice of such termination. For purposes of this ARTICLE III, "date of termination" means the date of Officer's death, the date of Officer's Permanent Disability, or the date of Officer's separation from service with the Company, as applicable.

(b) For purposes hereof:

(i) "CAUSE" shall include (A) continued failure by Officer to perform substantially Officer's duties and responsibilities (other than a failure resulting from Permanent Disability) that is materially injurious to the Company and that remains uncorrected for 10 days after receipt of appropriate written notice from the Board; (B) engagement in willful, reckless or grossly negligent misconduct that is materially injurious to Company or any of its affiliates, monetarily or otherwise; (C) except as provided by (D), the indictment of Officer with a crime involving moral turpitude or a felony; (D) the indictment of Officer for an act of criminal fraud, misappropriation or personal dishonesty; or (E) a material breach by Officer of any provision of this Agreement that is materially injurious to the Company and that remains uncorrected for 10 days following written notice of such breach by the Company to Officer identifying the provision of this Agreement that Company determined has been breached. For purposes of (C) and (D), if the criminal charge is subsequently dismissed with prejudice or the Officer is acquitted at trial or on appeal then the Officer will be deemed to have been terminated without Cause.

(ii) "CHANGE OF CONTROL" means the occurrence of any one or more of the following events that occurs after the Effective Date:

1) Any "person" becomes a "beneficial owner", directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors; or

2) The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.

(iii) "GOOD REASON" shall mean one or more of the following conditions arising not more than six months before Officer's termination date without Officer's consent: (A) a material breach by the Company of any provision of this Agreement; (B) assignment by the Board or a duly authorized committee thereof to Officer of any duties that materially and adversely alter the nature or status of Officer's position, job descriptions, duties, title or responsibilities from those of an Chief Financial Officer, or eligibility for Company compensation plans; (C) requirement by the Company for Officer to relocate to a primary place of business which is more than 50 miles

away from the Officer's primary place of business as of the Effective Date of this Agreement; or (D) a material reduction in Officer's Base Salary in effect at the relevant time. Notwithstanding anything herein to the contrary, Good Reason will exist only if Officer provides notice to the Company of the existence of the condition otherwise constituting Good Reason within 90 days of the initial existence of the condition, and the Company fails to remedy the condition on or before the 30th day following its receipt of such notice.

(iv) "PERMANENT DISABILITY" shall mean Officer's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. Officer will be deemed permanently disabled if determined to be totally disabled by the Social Welfare Department or if determined to be disabled in accordance with a disability insurance program that applies a definition of disability that complies with the requirements of this paragraph.

(c) If Officer's employment is terminated under any of the foregoing circumstances, all future compensation to which Officer is otherwise entitled and all future benefits for which Officer is eligible, other than those already earned but which is unpaid, shall cease and terminate as of the date of termination, except as specifically provided in this ARTICLE III.

Article IV. Miscellaneous

Section 4.01 Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, or electronic mail, or facsimile transmission.

Section 4.02 Severability and Reformation. If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect, and the invalid, void or unenforceable provisions shall be deemed severable. Moreover, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

Section 4.03 Assignment. This Agreement shall be binding upon and inure to the benefit of the heirs and legal representatives of Officer and the permitted assigns and successors of the Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Officer (except by will) or by the Company, except that the Company may assign this Agreement to any successor (whether by merger, purchase or otherwise), if such successor expressly agrees to assume the obligations of the Company hereunder.

Section 4.04 Amendment. This Agreement may be amended only by writing signed by Officer and by the Company.

Section 4.05 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF HONG KONG, WITHOUT REFERENCE TO RULES RELATING TO CONFLICTS OF LAW.

Section 4.06 Jurisdiction. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the courts located in HONG KONG in connection with any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and waives any objection to venue in HONG KONG. In addition, each of the parties hereto hereby waives trial by jury in connection with any claim or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 4.07 Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes in all respects any prior or other agreement or understanding, written or oral, between the Company or any affiliate of the Company and Officer with respect to such subject matter, including the Employment Agreement.

Section 4.08 Counterparts; No Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which will be deemed an original. For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten signature on a paper document or a facsimile transmission of a handwritten original signature will constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

Section 4.09 Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed in accordance to its fair meaning and not strictly for or against the Company or Officer. The words "include," "includes," and "including" will be deemed to be followed by "without limitation."

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above:

Trendic International Limited

卓狄國際有限公司 TRENDIC INTERNATIONAL LIMITED

Name: Seto Wai Yue
Title: Director

Officer

LEUNG Tak Shun